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                                                                   EXHIBIT 10.12


                FORM OF BUILDNET, INC. FOUNDING MEMBER AGREEMENT

         This FOUNDING MEMBER AGREEMENT (the "Agreement") is dated as of the ____ day of _____1999 (the "Effective Date"), by and between BuildNet, Inc., a North Carolina corporation, with its principal place of business at 4815 Emperor Drive, Suite 214, Morrisville, North Carolina 27560 ("BuildNet"), and __________________________corporation, by and through its General Electric Appliances operating unit having a place of business at _________________("Company").

                                    RECITALS

         WHEREAS, BuildNet operates an Internet-based service for processing and supporting electronic commerce transactions between suppliers and buyers of building related goods and services (the "BuildNet System"); and

         WHEREAS, BuildNet desires to establish one primary sponsor in each major product category included in the BuildNet System (a "Founding Member"), which will be accorded advantaged status over preferred and standard members ("Members") on the BuildNet System; and

         WHEREAS, Company is the manufacturer of building products, materials and/or supplies and desires to become a Founding Member with respect to the products (the "Products") and the Major Product Category as set forth on Exhibit A attached hereto;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be bound, hereby agree as follows.

Appointment of Founding Member. BuildNet hereby appoints Company as the exclusive Founding Member for the Major Product Category as set forth on Exhibit A attached hereto, and Company shall make available for purchase through the BuildNet System, the Products. During the term of this Agreement, BuildNet shall not allow any other Member to offer for sale through the BuildNet System the Products (or products that compete therewith) on the same set of advantaged terms accorded a Founding Member.

Electronic Commerce Services. In a timely manner, BuildNet shall provide the following electronic commerce services to Company.

         (a) BuildNet shall make available to Company the necessary BuildNet System software to create and publish Product catalogs through the BuildNet System. This software will provide a standard set of capabilities for Founding Members needed to display all relevant Product Information and interface the transactions facilitated through the BuildNet System with Company's internal business systems. The BuildNet System will provide basic customer interaction capabilities to conduct standard commerce transactions including new builder sign-

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up, price quotes, payment services, new orders, back order notification, advanced ship notice communications and purchase order modifications.

         (b) BuildNet will maintain and present Company's Product information on the BuildNet System, provided that Company shall pay all costs for any third party software (including upgrades to such software) that is required to publish and/or maintain Company's Product catalogs through the BuildNet System. There will no storage or service charges for hosting or maintaining Company Product information catalogs on the BuildNet System.

         (c) BuildNet will manage and distribute to end users of the BuildNet System Company's Product catalog and upgrades thereto.

         (d) BuildNet will provide timely notice to Company of all upgrades and changes to the BuildNet System, the transaction adapter software or Company's electronic catalog that may cause changes to be made to Company's internal electronic commerce systems.

         (e) BuildNet will maintain the BuildNet System and all software tools, interfaces and transaction adapter software provided with the BuildNet System and keep all e-commerce interfaces working properly.

         (f) BuildNet shall provide all required hardware and software to host the BuildNet System, including telecommunications hardware and software. BuildNet shall provide the telecommunications equipment and connections to allow members to access the BuildNet System through the public Internet on a twenty-four hours per day, seven days per week basis, except during scheduled maintenance downtime. In addition, BuildNet or its agents shall keep backups of the BuildNet System, check for errors in the accessibility of the BuildNet System, and monitor connectivity of the BuildNet System to the Internet. BuildNet will use commercially reasonable efforts to ensure that the speed and functionality of the BuildNet System is consistent with industry best of breed standards.

3. Marketing and Promotional Services. During the term of this Agreement, Company shall have the right to hold itself out as a "Founding Member" of the BuildNet System. As a Founding Member, Company shall be entitled to the following benefits and services with respect to the Major Product Category.

         (a) Company shall receive preferred positioning and placement, including first position for all relevant menus, lists and online catalog presentations. Company shall receive preferred positioning on any user desktop screens or interfaces provided by BuildNet including priority positioning on the desktop within the applicable Major Product Category, and priority by each individual product category within the Major Product Category.

         (b) The BuildNet System shall default to Company in each individual product category within the Major Product Category for all plans, menus and applications.

         (c) BuildNet shall provide reasonable assistance to Company with its marketing efforts, including seminars and special promotional events. Company, as a Founding Member

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shall receive preferential consideration over standard Members during any city roll-out promotional events conducted by BuildNet.

         (d) BuildNet will provide Company prominent Founding Member visibility in BuildNet on-line and print advertising and other sales and marketing collateral material that promote the BuildNet System. As a Founding Member, BuildNet will offer preferred advertising to the Company in the BuildNet System web site design and on-line advertising, both within the Product Category and within the BuildNet System generally at the then-current rates.

         (e) BuildNet will include Company's name and logo within the BuildNet Industry Company Index section of the BuildNet System web site, located at www.buildnet.net and any other indexes that are included on websites that are part of the BuildNet System.

         (f) BuildNet will include a hypertext hot link(s) to Company's Internet site(s) from the Industry Company Index of the BuildNet System web site(s).

         (g) No superceding ads or promotional hot links by non-Founding Members will be placed on Founding Members webpages.

4. Other Services. BuildNet shall provide to Company services that are required to integrate Company's Product data systems with the BuildNet System. These services shall be provided pursuant to BuildNet's standard General Services Agreement and shall include the provision of a basic template driven catalog of Company's product data. This catalog will not implement any configuration or rule driven processes.

5. Company's Duties. Company shall be responsible for providing to BuildNet in a timely manner the Company Material as defined below, including all designs, promotional materials, Company marks and logos, advertisements and other Company material to be provided under the Agreement. All such materials are, and shall remain, the exclusive property of Company and shall promptly be returned thereto upon request.

6. Subscription and Transaction Fee. In consideration of its participation as a Founding Member, Company shall pay to BuildNet an annual Founding Member subscription fee of $__________. Payment for the first year shall be due upon the Effective Date and thereafter on each annual anniversary of the Effective Date. A transaction fee of (i) ____ percent ___% of the net invoice price of any product or service ordered through the BuildNet System if the sale is to a supplier, or (ii) a transaction fee of ______ percent ___% of the net invoice price of any product or service ordered through the BuildNet System if the sale is a direct shipment to the end user. Transaction fees shall be invoiced electronically upon notice of shipment from Founding Members and payable within thirty (30) days of invoice date. Any payments due hereunder not received within thirty (30) days of the date due shall accrue interest from the date due until the date paid at twelve percent (12%) per annum or, if less, the maximum per annum rate permitted by law.

7. Term. The term of the Agreement shall be for a period of one (1) year, commencing on the Effective Date. Thereafter the Agreement shall automatically renew for additional one-year

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terms upon receipt of the Annual Fee pursuant to Section 6 unless either party provided written notice to the other of its intent not to renew not less than sixty (60) days prior to the end of the then-current term. BuildNet reserves the right to terminate this Agreement at any time that payment is not received within thirty (30) days of the date such payment is due.

8. Representations and Warranties of BuildNet. BuildNet represents and warrants as follows, as of the Effective Date and for the term of this Agreement:

         (a) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of, any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which BuildNet is subject. Neither the execution and delivery of this Agreement nor the compliance with the terms and provisions hereof shall result in any violation of any franchise, certificate, license, permit, or other authorization necessary for the ownership, maintenance and operation by BuildNet of the BuildNet System.

         (b) BuildNet owns, or has the right to use under valid and enforceable agreements, all of the intellectual property rights related to the operation of the BuildNet System. The operation of the BuildNet System as presently conducted or proposed to be conducted by BuildNet does not infringe or violate any intellectual property rights of any other person. BuildNet represents and warrants to Company that (i) the technology as utilized by the BuildNet System, and (ii) any material originated by BuildNet or provided to Company by BuildNet (other than content originating with Company) ("BuildNet Material") which is displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of intellectual property rights or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.

         (c) All computer systems, software, and hardware used in the operation of the BuildNet System are able to accurately process date data, including, calculating, comparing, and sequencing from, into and between the twentieth century (through year 1999), the year 2000 and the twenty-first century, including leap year calculations. BuildNet is taking all commercially reasonable steps to assure that the BuildNet System is not adversely and materially affected by Year 2000 or other date-related processing failures affecting the performance of its suppliers and business partners.

         (d) The BuildNet System will comport with reasonable commercial or industry standards, including standards for firewalls, antivirus protection, and system security. In the event that Company notifies BuildNet that the BuildNet System is failing to conform to the above warranties, BuildNet, without charge, shall promptly and in no event more than thirty (30) days thereafter, repair or replace the cause of such failure, provided however that if the BuildNet System is not operational for more than three (3) days within any given month, any additional non-operational days within that given month will be credited against the Founding Member's future subscription fee on a pro rata daily basis.

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9. Representations and Warranties of Company. Company represents and warrants as follows, as of the Effective Date and for the term of this Agreement:

         (a) The execution and delivery of this Agreement shall not conflict with or result in a breach of the terms, conditions or provisions of, or give rise to a right of termination under, or constitute a default under, or result in any violation of any agreement, contract, instrument, order, judgment, decree, statute, law, rule or regulation to which Company is subject.

         (b) Company represents and warrants to BuildNet that any material originated by Company or provided to BuildNet by Company (other than content originating with BuildNet) ("Company Material") which is displayed on the BuildNet System shall not (A) violate any criminal laws or any rights of any third parties, including, but not limited to, such violations as infringement or misappropriation of intellectual property rights or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any anti-discrimination law or regulation, or any other right of any person or (B) contain any material that would constitute a criminal offense, give rise to civil liability, or otherwise violate any applicable local, state or national law.

10. Disclaimer. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY HERETO MAKES ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE BUILDNET SYSTEM, THE BUILDNET MATERIAL, THE COMPANY MATERIAL, OR ANY OTHER TECHNOLOGY, CONTENT, OR INTELLECTUAL PROPERTY RIGHTS, OR ANY OTHER INFORMATION, DATA, PRODUCTS, SERVICES, ACCURACY OR RESULTS OF USE, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

11. Indemnification.

         (a) Each of Company and BuildNet, respectively, shall defend, indemnify and hold each other, and each other's Affiliates, partners, officers, employees, directors, agents, consultants, contractors, representatives, successors and assigns, as such, harmless from and against any third party claims, demands, liabilities, actions, judgments and expenses, including attorneys fees, ("Losses") which arise out of or result from any claim that such party does not have sufficient right, title or interest in any software, data, or any other materials used or supplied by such party in performance of such party's obligations under this Agreement that are subject to any intellectual property rights (the "Protected Material") or that such Protected Material violates any intellectual property right of any third party.

         (b) In the event that any such claim is made against either Company or BuildNet, or in one of the parties' (the "Indemnifying Party") opinion is likely to be made against the other party (the "Indemnified Party"), such Indemnifying Party reserves the right, in its sole discretion, to avoid infringement by (i) procuring for the Indemnified Party the right to use the subject Protected Material, (ii) replacing the subject Protected Material with materials of equal or superior content and functionality, or (iii) to modify the subject Protected Material without materially and adversely affecting their content and functionality.

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         (c) Any party claiming indemnification pursuant to this Agreement shall notify the indemnifying party within thirty (30) days after learning of the occurrence of any event (including, without limitation, the commencement of any audit by any taxing authority) that such party asserts is an indemnifiable event pursuant to this Agreement. If such event involves the claim of any third party and the indemnifying party confirms in writing its responsibility for such liability, if established, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, assume control over (in which case the indemnifying party shall assume all expense with respect to) the defense, settlement, adjustment or compromise of such claim.

         (d) The indemnified party shall have the right to employ separate counsel in any action or claim and to participate in the defense thereof at the expense of the indemnifying party (i) if the retention of such counsel has been specifically authorized by the indemnifying party, or (ii) if the counsel is retained because the indemnifying party does not notify the indemnified party within twenty (20) days after receipt of a claim notice that it elects to undertake the defense thereof. The indemnified party shall have the right to employ counsel at the indemnified party's own expense and to participate in such action or claim, including settlement or trial, so long as such participation does not substantially interfere in the indemnifying party's defense of such claim or action.

         (e) The indemnifying party shall obtain the prior written approval of the indemnified party, not to be unreasonably withheld, before entering into any settlement, adjustment, or compromise of such claim or ceasing to defend against such claim, if pursuant to or as a result of such settlement, adjustment, compromise, or cessation, injunctive or other relief would be imposed against the indemnified party.

         (f) If the indemnifying party does not assume control over the defense of such claim as provided in herein, the indemnified party shall have the right to defend the claim in such manner as it may deem appropriate at the cost and expense of the indemnifying party, and with the consent of the indemnifying party, not to be unreasonably withheld, to settle, adjust, or compromise such claim. The indemnified party may settle, adjust, or compromise any such claim without the consent of the indemnifying party if the indemnified party waives indemnification for such claim.

12. Limitation of Damages and Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER HEREUNDER FOR INDIRECT, INCIDENTAL, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING REASONABLE ATTORNEYS' FEES AND LOST PROFITS) THAT RESULT FROM OR ARE RELATED TO THIS AGREEMENT, EVEN IF THE PARTY FROM WHOM INDEMNITY IS SOUGHT HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT OTHER THAN WITH RESPECT TO INDEMNIFICATION OBLIGATIONS UNDER SECTION 11, BUILDNET'S AGGREGATE LIABILITY TO COMPANY UNDER THIS AGREEMENT FOR DAMAGES, COSTS, AND EXPENSES SHALL NOT EXCEED THE AMOUNT RECEIVED BY BUILDNET UNDER THIS AGREEMENT WITHIN TWELVE MONTHS OF THE CAUSE OF ACTION GIVING RISE TO THE LIABILITY NOTHING IN THIS SECTION SHALL LIMIT IN ANY MANNER EITHER PARTY'S RIGHTS TO SEEK INJUNCTIVE RELIEF.

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13. Confidentiality.

         (a) Definition. "Proprietary Information" of a party means: any confidential, proprietary or trade secret information disclosed by a party that is identified in writing as such at the time of its initial disclosure, or if initially disclosed in intangible form, is reduced to tangible form and properly identified as such within 30 days of initial unmarked disclosure, including without limitation: (i) information disclosed by a party relating to product development strategy and activity, corporate assessments and strategic plans, financial and statistical information, accounting information, software, systems, processes, formulae, inventions, discoveries, policies, guidelines, procedures, practices, disputes or litigation; (ii) trade information relating to such party's employees, contractors or customers which, if released, would cause an unlawful or actionable invasion of privacy; and (iii) compilations or summaries of information or data that is itself Proprietary Information. For purposes of this Agreement, information shall be deemed to be disclosed by a party if such information is disclosed by any of its officers, employees, directors, consultants, agents, representatives or affiliates.

         (b) Protection. Except as provided herein, all Proprietary Information disclosed by a party hereto to any other party hereto in the course of performing under this Agreement or to which a party hereto gains access in connection with this Agreement shall be deemed to be the property of the disclosing party. The receiving party shall during the life of this Agreement:
(i) receive such Proprietary Information in confidence; (ii) during the life of this Agreement and for two (2) years thereafter maintain the confidentiality of such Proprietary Information and not disclose such Proprietary Information to third parties (except for the receiving party's representatives, agents and contractors who have a need to know, are under a duty of non-disclosure, and are acting for the sole benefit of the receiving party), and shall accord such Proprietary Information at least the same level of protection against unauthorized use and disclosure as the receiving party customarily accords its own information of a similar nature; (iii) use or permit the use of such Proprietary Information solely in accordance with the terms of this Agreement; and (iv) promptly notify the disclosing party in writing of any loss or unauthorized use or disclosure of or access to the disclosing party's Proprietary Information of which it becomes aware. The terms and conditions of this Agreement (as well as all information regarding the negotiation of this Agreement) shall be deemed to be the Proprietary Information of the parties hereto. The parties hereto shall each abide by and reproduce and include any restrictive legends or proprietary rights notices that appear in or on any Proprietary Information of the other parties hereto that it is authorized to reproduce. Each party shall also not remove, alter, cover or distort any trademark, trade name, copyright or other proprietary rights notices, legends, symbols or labels appearing in any Proprietary Information of any other party hereto. Confidentiality obligations and restrictions arising under this Section 13 shall expire two (2) years after expiration or termination of this Agreement.

         (c) Exclusions. The restrictions on disclosure set forth above shall not apply when, and to the extent that the Proprietary Information: (i) is or becomes generally available to the public through no fault of the receiving party; (ii) was previously rightfully known to the receiving party free of any obligation to keep it confidential; (iii) is subsequently disclosed to the receiving party by a third party who may rightfully transfer and disclose such information without restriction and free of any obligation to keep it confidential; (iv) is independently

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developed by the receiving party or a third party without reference to the disclosing party's Proprietary Information; or (v) is required to be disclosed by the receiving party as a matter of law, provided that the receiving party uses all reasonable efforts to provide the disclosing party with at least ten
(10) days' prior written notice of such disclosure and the receiving party discloses only that portion of the Proprietary Information that is legally required to be furnished pursuant to the opinion of legal counsel of the receiving party.

         (d) Data Rights. Notwithstanding anything herein to the contrary, Company hereby grants BuildNet the right to use all transaction data generated by the BuildNet System in a aggregated form for forecasting or other commercial purposes, including transactions that contain Company data, provided that no Company identifying information is included in such data, and provided further that the data may not be manipulated in any way to individually separate the transactions that comprise the data or to identity Company as a participant in the transactions comprising the data. Except as provided above, Assuming that Company obtains appropriate customer authorization, Company will have the right to use all data generated by and through its customers for the Products, including Product transaction data (whether or not such transactions flow through the BuildNet System) in any manner it deems appropriate.

         (e) Security. BuildNet will use commercially reasonable efforts to (i) ensure the security of individual customer account, pricing, purchasing, and credit information; and (ii) provide adequate security around the BuildNet System and to protect proprietary system design, content, and functionality from unauthorized use or access by third parties.

         (f) Equitable Relief. The parties acknowledge that a breach of any portion of this Article VII would cause the non-disclosing party irreparable harm for which monetary damages would be inadequate. Accordingly, the non-disclosing party shall be entitled to seek injunctive or other equitable relief to remedy any threatened or actual breach of any portion of this Section 13 by the other party.

14. Trademarks.

         (a) Right to Use Company Trademarks, Tradenames and Logos. Company hereby grants to BuildNet the nonexclusive right and license to use the Company name, trade names, trademarks, logo and service marks (collectively referred to as the "Company Marks") solely in connection with the use and promotion of the BuildNet System. Either separately or in conjunction with any Company Mark, BuildNet agrees to include any notices that Company may reasonably request when using the Company Marks. BuildNet agrees that any use of the Company Marks shall be subject to review and approval in advance by Company. Company shall retain the right, in its sole discretion, to demand immediate modification, revision or cessation of a Company Mark in the event that Company determines that the Company Mark is being used improperly. Without limiting the generality of the foregoing, BuildNet shall not use a Company Mark in a manner that, in Company's determination, may cause embarrassment to Company or may damage Company's reputation.

         (b) Ownership of Company Marks. All Company Marks shall remain the exclusive property of Company.

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         (c) Right to Use BuildNet Trademarks, Tradenames and Logos. BuildNet
hereby grants to Company the nonexclusive right and license to use the BuildNet name, trade names, trademarks, logo and service marks (collectively referred to as the "BuildNet Marks") solely in connection with the use and promotion of the BuildNet System. Either separately or in conjunction with any BuildNet Mark, Company agrees to include any notices that BuildNet may reasonably request when using the BuildNet Marks. Company agrees that any use of the BuildNet Marks shall be subject to review and approval in advance by BuildNet. BuildNet shall retain the right, in its sole discretion, to demand immediate modification, revision or cessation of a BuildNet Mark in the event that BuildNet determines that the BuildNet Mark is being used improperly. Without limiting the generality of the foregoing, Company shall not use a BuildNet Mark in a manner that, in BuildNet's determination, may cause embarrassment to BuildNet or may damage BuildNet's reputation.

         (d) Ownership of BuildNet Marks. All BuildNet Marks shall remain the exclusive property of BuildNet.

15. Miscellaneous.

         (a) Notices. All notices and other communications required or permitted under this Agreement shall be in writing to the addresses set forth above and shall be deemed given when delivered personally, or five (5) days after being deposited in the United States mail, return receipt requested and postage prepaid, or on the next day when delivered via next day service by an overnight courier with proof of receipt. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

         (b) No Joint Venture. Nothing contained in this Agreement shall be construed so as to constitute either party as a partner or joint venturer or agent of the other party, or to require either party to share profits, gains or ownership interest in or from any property or activities. No party shall be liable for the debts, accounts, obligations or other liabilities of the other party, including without limitation, the other party's obligation to withhold payroll and income taxes.

         (c) Entirety. This Agreement together with all exhibits that are incorporated herein by reference, embodies the entire Agreement and except as otherwise contemplated herein, supersedes all prior agreements, written and oral, relating to the subject matter hereof.

         (d) Amendment. Amendments to this Agreement, including any exhibit hereto, shall be enforceable only if they are in writing and are signed by authorized representatives of both parties.

         (e) Waiver. The failure of any party hereto to enforce any provision of this Agreement, or any right with respect thereto, or failure to exercise any election provided for herein, shall in no way be considered a waiver of such provision, right, or election, or in any way affect the validity of this Agreement. The failure of any party hereto to enforce any provision, right or election shall not prejudice such party from later enforcing or exercising that provision, right, or election which it has under this Agreement.

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         (f) Severability. In the event that any provision of the Agreement or any part thereof is held by a court to be invalid, the remainder of this Agreement shall be binding on the parties and construed as if the invalid provisions or parts thereof have been deleted from this Agreement.

         (g) Assignment. Neither party may assign or subcontract its rights or obligations under this Agreement, either in whole or in part, without the prior written consent of the other party, which shall not be unreasonably withheld, and any attempt to do so shall be void and of no effect.

         (h) Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

         (i) Governing Law and Arbitration. This Agreement will be governed by the laws of the State of North Carolina without regard to its conflicts of law provisions. Any dispute or claim arising out of, or in connection with, this Agreement shall be finally settled by binding arbitration in Raleigh, North Carolina, in accordance with N.C. Gen. Stat. ss. 1-567.1 et seq. (the "Uniform Arbitration Act") and the then-current rules and procedures of the American Arbitration Association by one (1) arbitrator appointed by the American Arbitration Association. The arbitrator shall apply the law of the State of North Carolina, without reference to rules of conflict of law or statutory rules of arbitration, to the merits of any dispute or claim. Judgment on the award rendered by the arbitrator may be entered in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request, and the arbitrator shall have no authority to award punitive or exemplary damages against any party.

         (j) Force Majeure. Except for the payment of money, failure of either party to perform, in whole or in part, when due, if occasioned in whole or in part by any act of God, act of governmental authority, fire, explosion, shortage or failure of supply of materials or labor (including without limitation the loss, illness, injury or incapacity of key employees), or any other occurrence, act, course or thing beyond the reasonable control of that party, shall excuse that party from its obligation to perform when due. The applicable party shall have no obligations or liability in any amount arising out of or in connection with such failure.


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

[                              ]         BUILDNET, INC.
By: ___________________________

Name:__________________________          By:_________________________

Title:_________________________

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         EXHIBIT A

1. Description of Major Product Category.






2. Products to be provided by Company under the Major Product Category.





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